EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Viad Corp's Registration Statements No.'s 33-41870, 33-57630, 33-64493, 33-
56531 on Form S-8 and No.'s 33-54465, 333-06357, 33-55360, 33-
64495 on Form S-3 of Viad Corp (formerly named The Dial Corp), of our report dated February 23, 1996, except for Note D, as to which the date is September 9, 1996 on the consolidated financial statements of Viad Corp appearing in this Form 8-K of Viad Corp for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Phoenix, Arizona
September 9, 1996